                                                                    Exhibit 10.1


                                                                  EXECUTION COPY



-------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT

                                    between


                           Companhia Vale do Rio Doce


                                      and


                      Shanghai Baosteel Group Corporation


                          Dated as of August 21, 2001


--------------------------------------------------------------------------------

                               Table of Contents



ARTICLE I DEFINITIONS........................................................  1

ARTICLE II SALE AND PURCHASE CLOSING.........................................  7

     SECTION 2.01 SALE OF SHARES.............................................  7
     SECTION 2.02 CLOSINGS...................................................  7

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.........................  8

     SECTION 3.01 CORPORATE EXISTENCE........................................  8
     SECTION 3.02 AUTHORITY..................................................  9
     SECTION 3.03 NO CONFLICTS...............................................  9
     SECTION 3.04 GOVERNMENTAL APPROVALS AND FILINGS.........................  9
     SECTION 3.05 CONSENTS; ABSENCE OF PROCEEDINGS AND ORDERS................  9
     SECTION 3.06 PROCEEDINGS................................................  9
     SECTION 3.07 VALID TRANSFER.............................................  9
     SECTION 3.08 ORGANIZATION; CAPITALIZATION............................... 10
     SECTION 3.09 SHARE OWNERSHIP............................................ 10
     SECTION 3.10 REGULATORY STATUS.......................................... 10
     SECTION 3.11 OWNERSHIP AND OTHER RIGHTS TO ASSETS....................... 10
     SECTION 3.12 LAND RIGHTS................................................ 10
     SECTION 3.13 MINING RIGHTS.............................................. 11
     SECTION 3.14 FINANCIAL STATEMENTS....................................... 11
     SECTION 3.15 MATERIAL CONTRACTS......................................... 11
     SECTION 3.16 PERMITS.................................................... 11
     SECTION 3.17 LITIGATION................................................. 11
     SECTION 3.18 POWERS OF ATTORNEY......................................... 11
     SECTION 3.19 BANK ACCOUNT............................................... 11
     SECTION 3.20 EMPLOYEES.................................................. 12
     SECTION 3.21 TAXES...................................................... 12
     SECTION 3.22 NO MATERIAL ADVERSE CHANGE................................. 12
     SECTION 3.23 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS............................................. 12
     SECTION 3.24 ENVIRONMENTAL MATTERS...................................... 12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER........................... 14

     SECTION 4.01 CORPORATE EXISTENCE........................................ 14
     SECTION 4.02 AUTHORITY.................................................. 14
     SECTION 4.03 NO CONFLICTS............................................... 14
     SECTION 4.04 GOVERNMENTAL APPROVALS AND FILINGS......................... 14
     SECTION 4.05 PROCEEDINGS................................................ 14
     SECTION 4.06 FINANCIAL CONDITION........................................ 14

ARTICLE V    COVENANTS OF SELLER .....................................    15
  SECTION 5.01  REQUIRED CORPORATE DOCUMENTS .........................    15
  SECTION 5.02  CONDUCT OF BUSINESS ..................................    15
  SECTION 5.03  CERTAIN RESTRICTIONS .................................    15
  SECTION 5.04  FULFILLMENT OF CONDITIONS ............................    16
  SECTION 5.05  SHAREHOLDERS' MEETING ................................    16

ARTICLE VI   COVENANTS OF BUYER ......................................    16
  SECTION 6.01  REQUIRED APPROVALS ...................................    16
  SECTION 6.02  FULFILLMENT OF CONDITIONS ............................    17

ARTICLE VII  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE .....    17
  SECTION 7.01  ACCURACY OF REPRESENTATIONS ..........................    17
  SECTION 7.02  SELLERS' PERFORMANCE .................................    17
  SECTION 7.03  ADDITIONAL DOCUMENTS .................................    17
  SECTION 7.04  PROCEEDINGS ..........................................    17
  SECTION 7.05  TRANSFER OF ASSETS, LAND RIGHTS AND MINING RIGHTS ....    17
  SECTION 7.06  OBTAINING PRC GOVERNMENTAL AUTHORIZATION .............    18
  SECTION 7.07  SATISFACTORY COMPLETION OF DUE DILIGENCE
                 INVESTIGATION II ....................................    18

ARTICLE VIII CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE ....    18
  SECTION 8.01  ACCURACY OF REPRESENTATIONS ..........................    18
  SECTION 8.02  BUYER'S PERFORMANCE ..................................    18
  SECTION 8.03  NO PROCEEDINGS .......................................    18

ARTICLE IX   TERMINATION .............................................    19
  SECTION 9.01  TERMINATION EVENTS ...................................    19
  SECTION 9.02  EFFECT OF TERMINATION ................................    19

ARTICLE X    MATERIAL BREACHES .......................................    19

ARTICLE XI   INDEMNIFICATION: REMEDIES ...............................    19
  SECTION 11.01 SURVIVAL .............................................    19
  SECTION 11.02 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER .....    20
  SECTION 11.03 INDEMNIFICATION PROCEDURES ...........................    21
  SECTION 11.04 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER ......    21

ARTICLE XII  GENERAL PROVISIONS ......................................    21
  SECTION 12.01 CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS ................    21
  SECTION 12.02 INCORPORATION OF EXHIBITS ............................    21
  SECTION 12.03 ENTIRE AGREEMENT .....................................    21
  SECTION 12.04 COUNTERPARTS AND FACSIMILE EXECUTION .................    21
  SECTION 12.05 SECTION HEADINGS, CONSTRUCTION .......................    22
  SECTION 12.06 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS ...    22
  SECTION 12.07 ARBITRATION ..........................................    22


SECTION 12.08 AMENDMENT AND WAIVER........................................22
SECTION 12.09 NOTICES.....................................................23
SECTION 12.10 GOVERNING LAW...............................................24
SECTION 12.11 SEVERABILITY................................................24
SECTION 12.12 EXPENSES....................................................24
SECTION 12.13 TIME OF ESSENCE.............................................24
SECTION 12.14 ENGLISH LANGUAGE............................................24
SECTION 12.15 FURTHER ASSURANCES..........................................24


EXHIBITS
--------

Exhibit A           Form of Bylaws
Exhibit B           Form of Mining Rights and Facilities Leasing Agreement

SCHEDULES
---------

Schedule 1          Facilities and Assets
Schedule 2          Data Room
Schedule 3.12       Land Rights
Schedule 3.13       Mining Rights
Schedule 5.01       Required Corporation Documents

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is made as of August 21, 2001, by COMPANHIA VALE DO RIO DOCE, a company organized under the laws of Brazil, enrolled before the National Registry of Legal Entities (CNPJ) under the number 33.592.510/0001-54 ("Seller"), and SHANGHAI BAOSTEEL GROUP CORPORATION, a company organized under the laws of the People's Republic of China ("Buyer" and together with Seller, the "Parties").

                                    RECITALS

     WHEREAS, the Parties desire to form a joint venture to jointly exploit the Agua Limpa Complex in Brazil and to obtain certain investment return from such exploitation;

     WHEREAS, Baovale Mineracao S/A (the "Company") will be incorporated by Seller, under the Laws of Brazil prior to the Closing Date;

     WHEREAS, Seller desires to transfer, assign, convey and deliver to the Company, all of Seller's right and interest in, and the title of, the Mining Rights, Land Rights, Assets and Facilities;

     WHEREAS, the capital stock of the Company will consist of 50% preferred shares and 50% common shares;

     WHEREAS, Seller desires to sell to Buyer all of the preferred shares of the Company, with no par value (the "Preferred Shares") representing 50% of the Company's total capital stock at the time of the purchase, for the consideration and under the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Buyer desires to purchase the Preferred Shares of the Company, for the consideration and subject to the terms and conditions set forth in this Agreement;

     NOW THEREFORE IT IS HEREBY AGREED, in consideration of the mutual agreements and undertakings herein, as follows:

                                   ARTICLE I

                                  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

     "Affiliate" of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person.

     "AGUA LIMPA COMPLEX" means the Assets, the Facilities, the Mining Rights and Land Rights which are to be transferred by Seller immediate after the incorporation of the Company.

     "ASSETS" means, the assets described in Schedule 1.

     "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "BRAZILIAN CORPORATIONS LAW" means the Brazilian Law 6.404/76 as amended.

     "BREACH" a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is inconsistent with such representation, warranty, covenant or obligation.

     "BUSINESS" means the ownership, operation and maintenance of the Agua
Limpa Complex for the purpose of the existence and profitability of the Company.

     "BUSINESS DAY" means any day, other than a Saturday or Sunday, when the Central Bank of Brazil conducts clearing operations.

     "BUYER" has the meaning given to such term in the first paragraph of this Agreement.

     "BYLAWS" means the Bylaws of the Company, as amended, in the form attached hereto as Exhibit A.

     "CLOSING" has the meaning given to such term in Section 2.02.

     "CLOSING DATE" means October 18, 2001.

     "COMPANY" has the meaning given to such term in the Recital.

     "CONSENT" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including:

     (a) the incorporation of the Company and the transfer, assignment and delivery by Seller to the Company of the Agua Limpa Complex;

     (b)  the sale of the Preferred Shares by Seller to Buyer; and

     (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement.

     "CONTRACT" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "CONTROL" means the possession, directly or indirectly, of 50% plus one of the voting shares, which provides the power to direct or cause the direction of the management and policies of a Person. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "DAMAGES" has the meaning given to such term in Section 10.02.

     "DATA ROOM" means the files regarding all the information related to the Agua Limpa Complex which will be delivered from Seller to Buyer on or prior to the Closing Date and will then be attached hereto as Schedule 2.

     "DUE DILIGENCE INVESTIGATION" means a due diligence investigation carried out by Buyer and its authorized representatives limited to matters relating to or in connection with the Agua Limpa Complex, the incorporation of the Company and the transfer, assignment, conveyance and delivery of Agua Limpa Complex to the Company, after such incorporation and before the Closing Date.

     "ENCUMBRANCE" means any charge, claim, community property interest, condition, right of ownership or use, equitable interest, lien, option, pledge, security interest, right of first refusal, right of ownership or use, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under an Environmental Law or an Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under an Environmental Law or an Occupational Safety and Health Law;

     (c) financial responsibility under an Environmental Law or an Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by an applicable Brazilian Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under an Environmental Law or an Occupational Safety and Health Law.

     "ENVIRONMENTAL LAW" means any Brazilian legal requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e)  protecting resources, species, or ecological amenities;

     (f) reducing the acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been Released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "FACILITIES" means the facilities located at the Agua Limpa Complex described more fully in Schedule 1.

     "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, concession, decree, waiver, acknowledgement or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body.

                                   SCHEDULE 1

                             FACILITIES AND ASSETS


DESCRIPTION OF FACILITIES:

Complete supporting infrastructure consisting of:

1) - Maintenance Workshop for Mobile Equipment
2) - Industrial Maintenance Workshops
3) - Laboratories for Physical Tests and Chemical Assays
4) - Industrial Restaurant
5) - Warehouse
6) - Water supply
7) - Power supply
8) - Administrative office

1) - MAINTENANCE WORKSHOP FOR MOBILE EQUIPMENT

It is divided into 07 boxes:

- 03 for preventive maintenance and normal corrective maintenance;
- 01 for preventive and corrective maintenance of caterpillar chain machines (equipped with rails);
- 01 for lubrication and periodical overhaul;
- 01 for spare subsets; and
- 01 for machine washing.
Each box is equipped with wall sockets (110v, 220v, 440v), air and water intakes. The workshop also counts with:
- Travelling crane stretching over 05 boxes, with 10 ton load capacity;
- 02 water pumps (01 high pressure and 01 high outflow);
- 01 Ingersoll Rand air compressor;
- 01 Tennant floor washer.
In addition, the workshop has:
- Supporting room for mechanics;
- 03 PPC (planning, scheduling and control) rooms;
- Tool room;
- Backlog parts room.

In order to make the maintenance services more efficient lubricant oil pumps (06 pumps) were installed within each lubricating box, and a high flow grease pump with a 01 ton capacity tank. The external yard is practically all paved. The workshop has a shed to store tires and an effluent treatment station (oil and grease separator).

The total built area, including the Mining Managing Office is about 1,700 m(2).

2) -- Industrial Maintenance Workshops

There are two industrial maintenance workshops:

a) -- Concentration Plant workshop with 366 m 2 divided into 8 boxes for mechanic/electric services, tool room, two travelling cranes and washing area;

b) -- Crusher Plant workshop with 270 m 2 dived into meeting room, office, tool room, dressing room, toilet, machine tools (180 m 2).

3) -- Laboratories

                                    PHYSICAL
-------------------------------------------------------------------------------
        Assays                       Method                  No. Test Samples
-------------------------------------------------------------------------------
  Samples prepared for     Cone and quartering, Grinding          2,200
   Chemical Analysis           With Cone Crusher and
                            Pulverising with Disc Mill
-------------------------------------------------------------------------------
Moisture Determination     Use a Stove with temperature             100
                             Control (100 - 110 O C)
-------------------------------------------------------------------------------
    Size Analysis          Mechanical and Hand Sieving            1,100
-------------------------------------------------------------------------------

Chemical Laboratory
-------------------------------------------------------------------------------
       Method                    Chemical elements           No. Samples Test
-------------------------------------------------------------------------------
Plasma Spectrometric       SiO2, P, Al2O3, CaO, MgO,              2,200
    Method - ICP                    TiO2, Mn
-------------------------------------------------------------------------------
Titanium (III) Chloride            Total Iron                     1,900
  Reduction Method
-------------------------------------------------------------------------------
 Gravimetric Method             Loss On Ignition                    500
-------------------------------------------------------------------------------
OBS: Methods in accordance with ISO 3082, 3083, 3085, 4701.

Other Information
a) Laboratory Total area: 470 m 2;
b) Main Equipment:
-- 02 Mechanical balances with capacity of 20 e 50 kg;
-- 03 electronic balances with capacity of 2,5 e 10 kg;
-- 04 furnaces;
-- 01 Cone Crusher Mill;
-- 01 Jaw Crusher;
-- 02 Disc Mill (Herzog);
-- 02 Ultrasonic Cleaner;

-03 Sieving Machine (type ro-tap);
-03 Muffle furnaces;
-02 Analitical balances;
-01 Inductively-Coupled Plasma (ICP - Spectrometer);
-01 Spectrophotometer;
-01 Liquid Effluent treatment System;

- All the Balances, Screens, Termometers, Laboratory Glassware, Temperature Controllers and the Spectrometers are checked and calibrated periodically.
- There is a specific software to control the quality and production information of all kind of products.


4) - Restaurant

The Industrial Restaurant at Agua Limpa supplies monthly approximately 9,000 meals, 6,000 breakfasts e 300 snacks. The dinning room area is 169 m 2, the kitchen area is 208 m 2 and the facilities add up to 182 m 2. The stock rooms have 4 refrigerating chambers (dairy products, anti-chamber, meat chamber (-18 degrees C) and garbage chamber). A contractor bearing the ISO 9002 certificate manages the routine of the industrial restaurant.


5) - Warehouse

The warehouse is distributed into three areas:

a) Concentrator -- A 240 m 2 shed divided into office rooms (76 m 2), toilet, reception room and an area with shelves;

b) A 450 m 2 shed for subsets;

c) Crushing -- A 120 m 2 shed for subsets ans parts. External yard with 120 m 2.


6) - Water Supply

The water used on the mining facilities comes from:

a) pumped water (from the dam)

b) recycled water (only for industrial application) obtained on the thickener;

The water is taken from local rivers.


7) - Power Supply

The electric power is bought from a government owned company. It is transmitted to a 13.8 kV substation and then distributed to all the facilities in the adequate tension for each one. The government company is responsible for the transmission of the energy from the hydro-electric power station to the mine substation.

Description of Assets:

     "GOVERNMENTAL BODY" means any authority, agency, commission, court, tribunal, official or other instrumentality of Brazil, any foreign country or any domestic or foreign state, province, county, city or other political subdivision.

     "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities.

     "HAZARDOUS MATERIAL" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "ICC" has the meaning set forth in Section 11.07.

     "KNOWLEDGE" an individual will be deemed to have "Knowledge" of a particular fact, if:

     (a)  such individual was actually aware of such fact; or

     (b) a prudent individual could be expected to discover or otherwise become aware of such fact in connection with its legal duties.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact if any individual who is serving, or who has at any time served, as a director, officer, manager (or in any similar capacity) has, or at any time had, Knowledge of such fact.

     "LAND RIGHTS" means the rights of the Company to own, use and/or occupy land on which the Facilities are located or on which any Mining Rights are exercised.

     "LAW" means any national, state, provincial, local, municipal, foreign, international, multinational or other law, regulation, administrative order, constitution, ordinance, decree, statute, or treaty.

     "MATERIAL" means any liability or any Contract creating liabilities equal to or greater than US$ 50,000.00.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the Business, Assets, Mining Rights, Land Rights, Land Rights, Facilities, (ii) the financial condition of the Company which adverse effect is equal to or greater than US$ 50,000.00.

     "MINING RIGHTS" means the rights of the Company, listed in Schedule 3.13, which allow the Company to use, enjoy, exploit, and benefit from quarries on land from which iron ore is extracted pursuant to relevant Governmental Authorization.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Brazilian legal requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

     "ORDER" means any non-appealable award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; or (b) such action is not required to be authorized by the general meeting of shareholders of such Person (or by any Person or group of Persons exercising similar authority).

     "ORGANIZATIONAL DOCUMENTS" means (a) the articles of association, articles or certificate of incorporation and/or the bylaws of a company; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

     "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PRC" means the People's Republic of China.

     "PREFERRED SHARES" means the preferred shares, with no par value, of the Company, with their rights, preferences, privileges and restrictions set forth in the Bylaws, the Shareholders' Agreement and in the Brazilian Corporations Law, which shall constitute, on the Closing Date, 50% of the total capital stock of the Company.

     "PROCEEDING" means any formal action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.

     "PURCHASE PRICE" has the meaning given to such term in Section 2.01.

     "RELATED PERSON" means, with respect to a particular Person, any Affiliate or Representative of the specified Person.

     "RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

          "Representative" means with respect to a particular Person, any director, officer, attorney in fact or other individual authorized by such Person in writing.

          "Seller" has the meaning given to such term in the first paragraph of this Agreement.

          "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Brazilian Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Brazilian legal requirement relating to any tax.

          "Threat of Release" means a substantial likelihood of a Release that may reasonable require action in order to prevent or mitigate damage to the Environment that may result from such Release.

          "U.S. Dollar" or "US$" means the lawful currency of the United States of America.


                                   ARTICLE II

                           SALE AND PURCHASE CLOSING

          Section 2.01 Sale of Shares. On the basis of the representations, warranties and covenants set forth herein, the Due Diligence Investigation, the Data Room and subject to the terms and conditions of this Agreement, Seller will sell and transfer the Preferred Shares to Buyer, and Buyer will purchase the Preferred Shares from Seller. The aggregate purchase price for the Preferred Shares will be in an amount in Reais equivalent to US$18,900,000, converted into Reais Commercial Foreign Exchange Rate published by Central Bank of Brazil in the Sistema de Informacoes do Banco Central do Brazil, under transaction code PTAX 800, currency code 220 on the date immediately before the date of payment by Buyer (the "Purchase Price").

          Section 2.02 Closings. (a) The purchase and sale of the Preferred Shares (the "Closing") will take place at the offices of Buyer in Shanghai, PRC on October 18, 2001 or at such other time and place as the parties may agree.

          (b) At the Closing, Buyer shall make the Purchase Price payment to Seller by wire transfer to a bank account of Seller in Brazil. Seller and the Company shall be responsible for taking all actions that shall be necessary to register Buyer's investment in Brazil with Central Bank of Brazil so as to insure future remittance by Buyer of the return in U.S. dollars on its investment in Brazil (in accordance with the Brazilian applicable legislation).

          (c)  At the Closing, Seller will deliver to Buyer:

               (i) executed Terms of Transfer of the Preferred Shares to the name of Buyer in the appropriate Company's books and the certificate representing the ownership of the Preferred Shares;

               (ii) a certificate executed by Seller to the effect that each of Seller's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that Seller has complied with all of the covenants required to be complied with by it on or prior to the Closing pursuant to this Agreement;

               (iii) documents set forth in Schedule 5.01;

          (iv) resolutions of the Board of Directors of Seller and all other necessary corporate documents authorizing Seller to enter into, and to perform its obligations under, this Agreement; and

          (v)  the Data Room.

          (d)  At the Closing, Buyer will deliver to Seller:

               (i) the Purchase Price for the Preferred Shares by wire transfer to an account in Brazil designated by Seller in writing;

               (ii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date and that Buyer has complied with all of the covenants required to be complied with by it on or prior to the Closing pursuant to this Agreement; and

               (iii) the business license of Buyer and any other necessary corporation documents authorizing Buyer to enter into, and to perform its obligations under, this Agreement;


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement, except for those specified to be correct and complete as of the Closing Date, and will be correct and complete as of the Closing Date.

     Section 3.01 Corporate Existence. Seller is a corporation duly incorporated, validly existing under the laws of the Brazil. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder in accordance with its terms and to consummate the Contemplated Transactions.

     Section 3.02 Authority. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder in accordance with its terms, have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitute legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

     Section 3.03 No Conflicts. The execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement will not, conflict with or result in a breach by Seller or violation by Seller of any of the terms or provisions of its Organizational Documents or any Material Contract to which Seller is a party, nor will such action result in any violation by Seller of the provisions of any applicable Law or Order.

     Section 3.04 Governmental Approvals and Filings. Except for filings with the Brazilian antitrust authorities, no Governmental Authorizations or filings with the Governmental Body are required in Brazil for the due authorization, execution and delivery of, and the performance by Seller of its obligations under this Agreement need to be made or obtained in writing.

     Section 3.05 Consents; Absence of Proceedings and Orders. Except for the filings with the Brazilian antitrust authorities, on or prior to the Closing Date, all Consents required in connection with the execution and delivery of this Agreement, the performance by Seller of its obligations under this Agreement in accordance with its terms and the performance of the Contemplated Transactions by Seller will have been obtained and will be in full force and effect. There is no pending Proceeding that challenges, or may have the effect of preventing, making illegal, or otherwise interfering with, any of the Contemplated Transactions and, to Seller's Knowledge, no such Proceeding has been threatened. On the Closing Date, Seller will not be subject to any Order that relates to the Business of, or any of the Assets owned or used by, the Company.

     Section 3.06 Proceedings. No Proceeding has been commenced against Seller which challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the purchase of the Preferred Shares. No Order has been made and no resolution has been passed for the winding up or liquidation of Seller or for a provisional liquidator to be appointed in respect of it and no petition has been presented and no meetings have been convened for the purpose of winding up or liquidation of Seller.

     Section 3.07 Valid Transfer. At the Closing, Seller will convey to Buyer good and valid title to the Preferred Shares, free and clear of all Encumbrances.

     Section 3.08 Organization; Capitalization. On the Closing Date,

          (a) the Company will be a company duly organized and validly existing under the laws of Brazil, with full corporate power and authority to conduct its Business and to own and use the Agua Limpa Complex that it purports to own or use;

          (b) the capital stock of the Company will be represented by (i) certain number of common shares, with no par value (each, a "Common Share"), all of which will be issued and outstanding and (ii) the Preferred Shares all of which will be issued and outstanding. All of the outstanding Common Shares and Preferred Shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

          (c) The Bylaws on the Closing Date will be in full force and effect.

     Section 3.09 Share Ownership. On the Closing Date, Seller will be the legal, record and beneficial owner of, and have valid title to, the Preferred Shares and all but one Common Shares, and an indirectly wholly owned subsidiary of Seller will be the legal, record and beneficial owner of, and has valid title to, one (1) Common Share. Such shares will be issued in accordance with the registration or qualification provisions of the Brazilian Corporations Law. Seller is not a party to any agreement or subject to any obligation to assign or transfer the Common Shares.

     Section 3.10 Regulatory Status. On the Closing Date, neither this Agreement nor the consummation of the Contemplated Transactions will restrict or impair the effectiveness of any Government Authorizations held by the Company or the conduct by it of its Businesses in accordance with such Government Authorizations or the rights possessed under all laws that would be applicable to the Company.

     Section 3.11 Ownership of and Other Rights to Assets. The Company, on the Closing Date, will own and/or will be legally entitled to use all Assets. The Facilities will be in good repair and operating in the manner for which they are designed.

     Section 3.12 Land Rights. Except as provided in the Data Room, the Company, on the Closing Date, will be in possession of all Land Rights referred to in Schedule 3.12 necessary for the Company to operate the Facilities currently being operated and to operate its Business as proposed to be conducted and will not be subject to any Material pending dispute, condemnation or expropriation proceedings, or to any right or interest of any Person superior at law to such Land Rights or which in any way impairs or restricts the ability of the Company to conduct its Business. All Facilities to be used by the Company for its Business lie wholly within the boundaries of the land to which the Company will, on the Closing Date, hold valid legal Land Rights and will not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

     Section 3.13 Mining Rights. The Company, on the Closing Date, will be in possession of all Mining Rights, referred to in Schedule 3.13, necessary for the Company to operate its Businesses. All such Mining Rights, on the Closing Date, will be granted to the

Company pursuant to valid Government Authorizations in full force and effect and all such Mining Rights are located on or with respect to land on which Seller hold valid Land Rights in full force and effect in accordance with the representations set forth in Section 3.12 or as otherwise obtained through valid and enforceable contracts. None of the Mining Rights are subject to any pending or, to the Seller's Knowledge, threatened dispute, condemnation or expropriation Proceedings or to any right or interest of any Person superior at law to such Mining Rights or which in any way will impair or restrict the ability of the Company to use, enjoy and exercise such Mining Rights.

     Section 3.14 Financial Statements. The Company has, as of the Closing Date, never been required by law to prepare or file any financial statements or any document, which reflects its financial situation. The balance sheet attached reflects the existing financial situation of the Company, and there are no undisclosed liabilities (whether accrued, absolute, contingent or otherwise).

     Section 3.15 Material Contracts. The Company, on the Closing Date, will not have liabilities, loans or credits and will not be a party to any agreement, except for the Mining Rights and Facilities Leasing Agreement executed as of the date hereof between the Company and Seller, pursuant to which: (a) the Company leases to Seller all its Mining Rights and Facilities, (b) Seller is entitled to be the owner of all the products extracted from the Company's mines, and (c) Seller pays a leasing fee to the Company (all as more fully set forth in the Mining Rights and Facilities Leasing Agreement).

     Section 3.16 Permits. Except for permits from DNPM and the Brazilian environmental authorities, the Company, on the Closing Date, will have all franchises, permits, licenses, and any similar authority necessary for the conduct of its Business as now being conducted, the lack of which could cause a Material Adverse Effect. The Company is not in a default in any Material respect under any of such franchises, permits, licenses or other similar authority.

     Section 3.17 Litigation. On the Closing Date, (a) there will be no action, suit, Proceeding, or investigation pending or currently threatened against the Company or the Agua Limpa Complex, (b) the Company will not be a party to or named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality, and (c) there will not be any action, suit, Proceeding or investigation by the Company pending or that the Company intends to initiate, except for those the exiting of which could not cause a Material Adverse Effect.

     Section 3.18 Powers of Attorney. The Company, on the Closing Date, will not have outstanding any powers of attorney or other similar instruments, nor will it have, except for its Executive Offices, any kind of representatives, attorneys or agents.

     Section 3.19 Bank Account. The Company, on the Closing Date, will have a bank account in Brazil.

     Section 3.20 Employees. The Company will have no employees, nor any kind of employment agreement.

     Section 3.21 Taxes. The Company, as of the Closing Date has never been required, in accordance with Brazil laws, to file Tax Returns, nor has it as of today ever been required to pay taxes, except for those related to its incorporation and filings with or in appropriate authorities and register, which have been duly paid.

     Section 3.22 No Material Adverse Change. Since the date of its incorporation, there has not been any material adverse change in the Business, the Assets and the Facilities of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change. There is no fact known to Seller that has specific application to Seller and that could have a Material Adverse Effect or, as to the Seller's Knowledge, materially threatens, the Assets, Business, Facilities and financial condition of the Company.

     Section 3.23  Compliance With Legal Requirements; Governmental
Authorizations.

          (a) The Company and its predecessor in interest in the Agua Limpa Mine was, and at all times since its incorporation has been, in compliance with each Brazilian legal requirement that is or was applicable to it or to the conduct or operation of its Business or the ownership or use of any of its Assets or exercise of any of its mineral extraction or Mining Rights;

          (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Brazilian legal requirement, or (ii) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (c) The Company and its predecessor in interest in the Agua Limpa Complex has not received, at any time since its incorporation, any notice or other written communication from any Governmental Body or any other Person regarding (i) any actual violation of, or failure to comply with, any Brazilian legal requirement, or (ii) any actual obligation, on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature or (iii) any action or intent by any Governmental Body to withdraw, revoke or cancel any Governmental Authorization.

     Section 3.24 Environmental Matters. (a) To Seller's Knowledge, the Facilities are, and at all times have been, in full compliance with, and has not been and is not in violation of or liable under, any Brazilian Environmental Law and has obtained and complied in all material respects with the terms and conditions of all environmental permits, licenses and other Governmental Authorizations, and has filed all notifications required by any Brazilian legal requirement. Seller does not have any basis to expect, nor has any Person for whose conduct Seller is or may be held to be responsible received, any actual or, to Seller's Knowledge, threatened Order, notice, or other written communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or currently threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety liabilities under Brazilian law with respect to the Agua Limpa Complex or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Facilities, or any Person for whose conduct Seller is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to Seller's Knowledge, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Brazilian Environmental, Occupational Health, and Safety Law or arising under or pursuant to any Brazilian Environmental Law, with respect to or affecting any of the Facilities or Assets.

     (c) Seller has not received, and there is no basis to expect, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any, actual, or potential violation or failure to comply with any Brazilian Environmental Law, or of any, actual, or potential obligation to undertake or bear the cost of any Brazilian Environmental, Health, and Safety Law with respect to any of the Facilities or Assets in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by, the Facilities, Seller, or any Person for whose conduct Seller is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) None of Seller or the Company has any Environmental, Health, and Safety Liabilities under the Brazilian Law with respect to the Facilities and Assets in which the Company (or, to Seller's Knowledge, any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to Seller's Knowledge, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of Seller or the Company has permitted or conducted or is aware of any Hazardous Activity conducted with respect to the Facilities or Assets in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or, to the Seller's Knowledge, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from Assets in which the Company has or had an interest, or to Seller's Knowledge, any geologically or hydrologically adjoining property, whether by the Company.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     Section 4.01 Corporate Existence. Buyer is a corporation duly incorporated, validly existing under the laws of the PRC. Buyer has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder in accordance with its terms and to consummate the Contemplated Transactions.

     Section 4.02 Authority. The execution and delivery by Buyer of this Agreement, and the performance by Buyer of its obligations hereunder, in accordance with its respective terms, have been duly and validly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

     Section 4.03 No Conflicts. The execution and delivery by Buyer of this Agreement do not, and the performance of its obligations under this Agreement will not, conflict with or result in a breach by Buyer or violation by Buyer of any of the terms or provisions of, or constitute a default by Buyer under, its Organizational Documents or any Material Contract to which Buyer is a party, nor will such action result in any violation by Buyer of the provisions of any applicable Law or Order.

     Section 4.04 Governmental Approvals and Filings. Except for filings with the Brazilian antitrust authorities, no Governmental Authorizations or fillings with the Governmental Body required in China and in Brazil for the due authorization, execution and delivery of this Agreement need to be made or obtained in writing. On the Closing Date, all Governmental Authorizations and filings with the Governmental Body required in China for the performance by Buyer of its obligations under this Agreement will have been made or obtained.

     Section 4.05 Proceedings. No Proceeding has been commenced against Buyer which challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the purchase of the Preferred Shares. No Order has been made and no resolution has been passed for the winding up or liquidation of Buyer or for a provisional liquidator to be appointed in respect of it and no petition has been presented and no meetings have been convened for the purpose of winding up or liquidation of Buyer.

     Section 4.06 Financial Condition. Buyer has the financial strength and resources to enter into this Agreement and to consummate the transactions contemplated hereunder including the full payment of the Purchase Price under the terms and conditions hereunder.

     Section 4.07 Consents; Absence of Proceedings and Orders. Except for the filings with the Brazilian antitrust authorities, on or prior to the Closing Date, all Consents required in connection with the execution and delivery of this Agreement, the performance by Buyer of its obligations under this Agreement in accordance with its terms and the performance of the Contemplated Transactions by Buyer will have been obtained and will be full force and effect. There is no pending Proceeding that challenges, or may have the effect of preventing, making illegal, or otherwise interfering with, any of the Contemplated Transactions and, to Buyer's Knowledge, no such Proceeding has been threatened.

                                   ARTICLE V

                              COVENANTS OF SELLER

     Seller covenants and agrees with Buyer that Seller will comply with all covenants and provisions of this Section 5, except to the extent Buyer may otherwise consent in writing.

     Section 5.01 Required Corporate Documents. As promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date, Seller will, and will cause the Company to, make all filings required by Brazilian Law to be made by it in order to consummate the Contemplated Transactions, including without limitation the filings set forth in Schedule 5.01. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company after incorporated to (a) cooperate with Buyer with respect to all filings that Buyer is required under this Agreement or by Brazilian Law to make in connection with the Contemplated Transactions and (b) cooperate with Buyer in obtaining all necessary Consents. Without limiting the generality of the foregoing, within 15 Business Days from the date hereof, Seller shall file such information and seek such approvals with the Brazilian antitrust authorities as required under Brazilian antitrust laws and regulations with respect to this Agreement. Buyer agree to make available, or cause to be made available to Seller, such information as may be requested in such Proceedings relative to businesses, assets and property of Buyer, and to file any additional information requested by the Brazilian antitrust authorities.

     Section 5.02 Conduct of Business. Between the date of this Agreement and the Closing Date, Seller, after the incorporation of the Company, will cause the Company to conduct its Business operations in the Ordinary Course of Business and in accordance with all material applicable Brazilian laws and regulations, to preserve and maintain the Agua Limpa Complex. During this period, Seller will inform Buyer if Seller becomes aware of the occurrence of an event that would have a Material Adverse Effect.

     Section 5.03 Certain Restrictions. Between the date of this Agreement and the Closing, Seller will cause the Company to refrain from:

     (a) amending its Bylaws in any material respect or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

     (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of the Company, or modifying or amending any right of any holder of outstanding shares of capital stock of the Company.

     Section 5.04 Fulfillment of Conditions. Seller will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Buyer contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     Section 5.05 General Shareholders' Meeting. Promptly after the Closing, Seller will take all action necessary to convene a meeting of the Company's shareholders on the Closing Date. The agenda for the meeting shall contemplate the following decisions:

     (a) the election of the Commercial Office of the Executive Board of Company appointed by Buyer and the member to the Consulting Council appointed by Buyer;

     (b)  the adoption of the Bylaws; and

     (c) any other action necessary to be in compliance with this Agreement, the Shareholders' Agreement and the Contemplated Transactions.

     Section 5.06 Maintenance Of Status Quo. After the incorporation of the Company, Seller will grant, renew or extend, as the case may be, or cause the various instrumentalities, ministries and authorities, whether at the national, provincial or local level, to grant, renew or extend all Land Rights and Mining Rights and other Governmental Authorizations that are to be held by the Company in connection with its future Business and in compliance with all Brazilian Laws then enforce and effect.

     Section 5.07 Central Bank Registration. Within 3 Business Days after the Closing, Seller shall deliver to Buyer Brazilian Central Bank registration certificate which evidences registration of Buyer's investment in Brazil.


                                   ARTICLE VI

                               COVENANTS OF BUYER

     Buyer covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Buyer will comply with all covenants and provisions of this Section 6, except to the extent Seller may otherwise consent in writing.

     Section 6.01 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Laws to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, (a) cooperate with Seller with respect to all filings that Seller is required by Laws to make in connection with the Contemplated Transactions, and (b) cooperate with Seller in obtaining all necessary Consents.

     Section 6.02 Fulfillment Of Conditions. Buyer will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                  ARTICLE VII

              CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Preferred Shares on the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     Section 7.01 Accuracy of Representations. Each of Seller's representations and warranties in this Agreement shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     Section 7.02 Seller's Performance. (a) Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with.

     (b) Each document required to be delivered by Seller pursuant to Section 2.02(c) shall have been delivered.

     Section 7.03 Additional Documents. Each of the following documents must have been delivered to Buyer:

     (a) an opinion of Demarest e Almeida Advogados, special Brazilian counsel to Buyer, dated the Closing Date, in form and substance satisfactory to Buyer; and

     (b)  the required approvals set forth in Schedule 5.01.

     Section 7.04 Proceedings. Since the date of this Agreement, there shall not have been commenced against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, materially delaying, making illegal, or otherwise materially interfering with any of the Contemplated Transactions.

     Section 7.05 Transfer of Assets, Land Rights and Mining Rights. Seller shall have validly conveyed, assigned or otherwise transferred all the Facilities, Assets, the Land Rights and Mining Rights to the Company, and shall have provided Buyer with documents and approvals evidencing such transfer, including without limitation, the approvals, Consents and other documents set forth in Schedules 3.12 and Schedules 3.13.

     Section 7.06 Obtaining PRC Governmental Authorization. Buyer shall have obtained the necessary PRC Governmental Authorization from the relevant PRC governmental authorities, including without limitation, the State Development and Planning Committee, the

Ministry of Foreign Trade and Economic Cooperation and the State Administration of Foreign Exchange, approving this Agreement without altering their terms and conditions, and the Contemplated Transactions.

     Section 7.07 Satisfactory Completion of Due Diligence Investigation. Buyer shall have completed to its satisfaction the Due Diligence Investigation, including the confirmation on Seller's legal title of, and interests in, the Agua Limpa Complex.


                               ARTICLE VIII

             CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to sell, transfer and deliver the Preferred Shares and to take the other actions required to be taken by Seller at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by Seller, in whole or in part):


     Section 8.01 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement shall be accurate in all material respects as of the Closing Date as if made on such Closing Date.

     Section 8.02 Buyer's Performance. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date shall have been duly performed and complied with in all material respects.

     Section 8.03 No Proceedings. Since the date of this Agreement, there must not have been commenced against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, which is likely to have a Material Adverse Effect or (b) that is likely to have the effect of preventing, materially delaying, making illegal, or otherwise materially interfering with any of the Contemplated Transactions.

     Section 8.04 PRC Legal Opinion. Seller shall have received a legal opinion from a PRC law firm, dated the Closing Date, in form and substance satisfactory to Seller.


                                  ARTICLE IX

                                  TERMINATION

     Section 9.01 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Seller, if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived in writing by the non-breaching party;

     (b) (i) by Buyer, if any of the conditions in Section 7 has not been satisfied on or before October 18, 2001 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before such date; or

          (ii) by Seller, if any of the conditions in Section 8 has not been satisfied on or before October 18, 2001 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived in writing such condition on or before such date;

     (c)  by mutual consent of Buyer and Seller.

     Section 9.02 Effect of Termination. Each party's rights of termination are in addition to any other rights it may have under this Agreement, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.01, all further obligations of the under this Agreement will terminate, except that the obligations in Section
10.02 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, [the terminating party's entitled to receive a break up fee of US$1,000,000, without any other indemnification. Termination of this Agreement in accordance with its terms shall occur without the necessity of court action and to that end, the Parties jointly waive any provisions of applicable law that would require such action.


                                  ARTICLE X

                          INDEMNIFICATION; REMEDIES

     Section 10.01 Survival. All representations, warranties, covenants, and obligations to indemnify in this Agreement, and any certificate or document delivered pursuant to this Agreement will survive until the fifth (5th) anniversary of the Closing, at which time they shall be of no further force or effect, except for the indemnification specifically undertaken by Seller under the Leasing Agreement, as indicated in the proviso of Section 10.02. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time until the fifth (5th) anniversary of the Closing, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

     Section 10.02 Indemnification and Payment of Damages by Seller. Seller will indemnify the Buyer for, and will pay to Buyer the amount of, any loss, liability, claim, damage expense (including reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim, which has caused actual damages to Buyer (collectively, "Damages"), as determined by (i) final and non-appealable court decision, (ii) final arbitration award or (iii) settlement concluded with the agreement of both Buyer and Seller arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Seller in this Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement;

     (b) any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date;

     (c) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

     (d) all present and future demands by any Person challenging the Company's title to or the validity of any Assets, Land Rights or Mining Rights held by the Company, or asserting an Encumbrance against such rights; and

     (e) any liabilities (whether relating to labor, tax, environment or otherwise) imposed upon Buyer or the Company based on the doctrine of successor liability;

provided, however, that Damages arising, directly or indirectly, from or in connection with environmental and labor matters shall be responsibilities of Seller, but shall not be indemnified by Seller to Buyer under this Agreement, instead such Damages shall be indemnified by Seller under the Mining Rights and Facilities Leasing Agreement, between Seller and the Company, dated as of the date hereof.

     Section 10.03 Limitation on Indemnification Values. Seller shall be liable for Damages to Buyer only when the accumulated Damages during the term of this Agreement shall have reached an amount not less than UD$50,000.00. Once the Damages have reached US$50,000.00, Seller shall indemnify Buyer in the full amount of the Damages upon request by Buyer. To the extent the accumulative Damages shall not reach US$50,000.00 during the term of this Agreement, Seller shall have no obligation to indemnify Buyer.

     Section 10.04 Notification by Buyer. If Buyer shall become aware of facts which give rise or threaten to give rise to Seller's obligation to indemnify Buyer pursuant to this Agreement, regardless of whether or not a third party was involved, Buyer shall send a written notice to Seller promptly by registered letter or fax disclosing the details thereof. Seller will then decide whether or not it wishes to handle the situation.

     Section 10.05 Indemnification and Payment of Damages by Buyer. Buyer will indemnify Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement; or

     (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     Section 11.01 Confidentiality; Public Announcements. Except as provided in this Section 11.01, no party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without prior consultation with the other party; provided, however, that any party may make any public disclosure it believes in good faith upon advice of counsel is required by applicable Law, in which case the disclosing party will use its Best Efforts to advise the other parties prior to making the disclosure. Except as provided in the preceding sentence, each party agrees that it shall keep the contents of this Agreement confidential and shall not disclose any part thereof without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     Section 11.02 Incorporation of Exhibits and Schedules. All Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. The Bylaws may be amended, from time to time, in accordance with the terms of the Shareholders' Agreement and the Leasing Agreement may be amended, from time to time, in accordance with the terms thereof.

     Information contained in the Schedules shall be considered, for all purposes and effect, disclosed information and may be incorporated by reference into any other Sections of this Agreement.

     Section 11.03 Entire Agreement. This Agreement together with the documents referred to in this Agreement constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter and supersedes all prior understandings, agreements, or representations by or between the Parties, both written and oral to the extent they relate in any manner to the subject matter hereof.

     Section 11.04 Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered via facsimile by any party shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

     Section 11.05 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     Section 11.06 Assignments, Successors, and No Third-Party Rights. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No party may assign this Agreement or any of its rights, interests or obligations under this Agreement without the prior consent of the other party, provided, however, that Buyer may assign this Agreement and its rights and obligations under this Agreement to any Affiliate of Buyer. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and permitted assigns.

     Section 11.07 Arbitration. The Parties agree to use commercially reasonable efforts to resolve any and all disputes arising from or in connection with this Agreement by friendly negotiation. If no settlement can be reached within thirty (30) days following a notice from any party to the other Parties of a dispute, the dispute shall be submitted for resolved by an arbitration panel of the International Chamber of Commerce ("ICC") in accordance with its rules of arbitration. The place of arbitration shall be New York City, New York, United States of America. The decision made by the ICC shall be accepted as final and binding up on both Parties and enforceable in any court of competent jurisdiction. The fee for arbitration shall be borne by the losing party unless otherwise awarded by the ICC. The arbitration shall be conducted in the English language.

     Section 11.08 Amendment and Waiver. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which and to the extent to which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     Section 11.09 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other Parties):

If to Buyer:        Shanghai Baosteel Group Corp.
                    Baosteel Tower
                    370 Pudian Road
                    Pudong New District
                    Shanghai, PRC
                    Telephone: (86) 21-5835-8888
                    Facsimile: (86) 21-6840-4832

With a copy to:     Pillsbury Winthrop LLP
                    2504-6, Asia Pacific Finance Tower
                    Citibank Plaza, 3 Garden Road
                    Central, Hong Kong
                    Attention:   Li Li, Esq.
                    Telephone:   (852) 2530-3400
                    Facsimile:   (852) 2530-3355

If to Seller:       Companhia Vale Do Rio Doce
                    Av. Graca Aranha, 26, 19th Floor
                    CEP 2005-900, Rio de Janeiro
                    Brazil
                    Attention:  Commercial Executive Officer
                    Telephone:  55-21-3814-4552
                    Facsimile:  55-21-2220-2173

With a copy to:     c/o Companhia Vale Do Rio Doce
                    Av. Graca Aranha, 26, 19th Floor
                    CEP 2005-900, Rio de Janeiro
                    Brazil
                    Attention:  General Counsel
                    Telephone:  55-21-3814-4566
                    Facsimile:  55-21-3814-4493


     Section 11.10 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. For purposes of this Agreement and according to Article 9, Paragraph 2 of the Brazilian Law of Introduction to the Civil Code ("Lei de Introducao ao Codigo Civil"), Buyer shall be regarded as the Offering party.

     Section 11.11 Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event that any such provision of this Agreement is so held invalid, the Parties shall promptly renegotiate in good faith new provisions to restore this Agreement as nearly as possible to its original intent and effect. To the extent permitted by applicable law, the Parties hereto hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 11.12 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants.

     Section 11.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     Section 11.14 English Language. The language of this Agreement is the English language and in the event of a conflict between this Agreement and any translation, the English version of this Agreement shall prevail.

     Section 11.15 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.



                                        COMPANHIA VALE DO RIO DOCE, as Seller



                                        By:  /s/ Illegible
                                             -----------------------------------
                                             Name:  Roger Agnelli
                                             Title: Chief Executive Officer



                                        By:  /s/ Illegible
                                             -----------------------------------
                                             Name:  Mozart Kraemer Zitwihski
                                             Title: Executive Officer



                                        SHANGHAI BAOSTEEL GROUP CORPORATION, as
                                        Buyer



                                        By:  /s/ Illegible
                                             -----------------------------------
                                             Name:  Mdm Xie
                                             Title: Vice-President



                                        By:  /s/ Illegible
                                             -----------------------------------
                                             Name:  Mr He
                                             Title: Vice-President